Exhibit 21.1

SUBSIDIARIES OF OWL ROCK CAPITAL CORPORATION

Name	Jurisdiction

OR LENDING LLC	DELAWARE

ORCC FINANCING LLC	DELAWARE

OR DH LLC	DELAWARE